Evercel Announces Corporate Restructuring and Investment in Zipcar, Inc.

Thursday October 30, 8:05 am ET

HINGHAM, MA, Oct. 30  -- Evercel, Inc. (Nasdaq: EVRC - News), today announced its intention to significantly reduce U.S. operations while continuing to support its proprietary nickel zinc batteries from its Chinese facility. In addition Evercel will make a private investment of $2 million in Zipcar, Inc.

Garry Prime, CEO, stated "We have now succeeded in placing our batteries with 'early adopter' customers. At this point we believe that a further substantial commitment of financial resources is unlikely to affect the outcome of these trial orders. Our Chinese operation and its management are fully able to support and grow our battery business without the significant expense of a U.S. infrastructure. Accordingly, our board has decided to substantially reduce our U.S. burn rate to the minimum consistent with the needs of the ongoing battery business and our continuing to be a public company.

Our Chinese operation, headed by Dr. Chao Huang, has made a great deal of progress in developing Ni-Zn batteries for use in a range of applications. We intend to support our customers primarily from the Chinese facility with continued support from our limited facilities in the U.S. and our European sales office as well as attempt to identify additional markets. We will continue to review this strategy in light of the level of demand and cost of operations.

Since current management became involved in Evercel approximately 26 months ago, we have been attempting to balance the needs and opportunities of the battery business with other investments which would provide value to our shareholders. I am very pleased to report that after extensive research into numerous opportunities, we have decided to invest $2 million in Class C preferred stock of Zipcar, Inc. (www.zipcar.com). Zipcar is an entirely new concept in rental car hire. By using advanced communication technologies Zipcar economically provides rental cars on an hourly basis without the need for a central garage or in-person reservation agent. The Company currently has successful operations in Boston, Washington and New York. Although only three years old, the Company currently has a subscriber base of over 10,000 customers and has received a great deal of recognition from the press and from various public agencies. We are well satisfied that this represents a significant positive step for our shareholders."

A conference call to discuss the second quarter results of the company has been scheduled Thursday, October 30, 2003, at 10:00 AM Eastern. Interested parties can call in at 719-457-2628, #735357 or listen in via a live webcast at www.evercel.com. A replay version of the conference call will be available for two weeks after the call at (719) 457-0820, #735357.

About Evercel

Evercel, Inc. (www.evercel.com) is a manufacturer of proprietary high-performance, environmentally friendly and cost-effective nickel-zinc rechargeable batteries for a range of applications, including light electric vehicles such as scooters, bicycles, wheelchairs and other neighborhood electric vehicles, as well as other applications including trolling motors for boats, lawn mowers, and other specialized commercial products. The Company is based in Hingham, MA and operates a manufacturing facility though a Wholly Owned Foreign Enterprise in Xiamen, China.

This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its battery technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.